UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2026

VolitionRx Limited
(Exact name of registrant as specified in its charter)

Delaware	001-36833	91-1949078
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

1489 West Warm Springs Road, Suite 110

Henderson, Nevada 89014

(Address of principal executive offices and zip code)

+1 (512) 774-8930

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.001 per share	VNRX	NYSE American, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported, VolitionRx Limited (the “Company”) issued to Lind Global Asset Management XII LLC (“Lind”) (i) that certain senior secured convertible promissory note in the original principal amount of $7,500,000 on May 15, 2025 (the “2025 Note”), pursuant to that certain securities purchase agreement, dated May 15, 2025, by and between the Company and Lind, and (ii) that certain senior secured convertible promissory note in the original principal amount of $2,400,000 on January 7, 2026 (together with the 2025 Note, the “Notes”), pursuant to that certain amended and restated securities purchase agreement, dated January 7, 2026, by and between the Company and Lind (the “Purchase Agreement”). Except as otherwise set forth herein, all capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Notes.

Pursuant to each of the Notes, the Company is required to comply with a covenant requiring the Company to maintain a minimum Market Capitalization for the applicable period specified therein (the “Market Capitalization Covenant”). As a result of the Company’s failure to comply with the Market Capitalization Covenant, on May 21, 2026, the Company and Lind entered into a waiver and consent (the “Waiver”) pursuant to which Lind waived certain rights and remedies under the Notes and the other Transaction Documents arising from the Company’s failure to comply with the Market Capitalization Covenant, subject to the terms and conditions set forth in the Waiver. Accordingly, Lind has waived and is no longer entitled to exercise any rights or remedies arising from the Company’s failure to comply with the Market Capitalization Covenant now or in the future, except those rights and remedies set forth in the Notes which are expressly preserved in the Waiver. In particular, Lind waived its rights under the Notes to declare any amounts due and payable, demand immediate payment in full, accelerate obligations or foreclose upon any collateral as a result of the failure to comply with the Market Capitalization Covenant now or in the future.

The Company’s failure to comply with the Market Capitalization Covenant resulted in the imposition of an additional amount payable under the Notes in an amount equal to 10% of the Outstanding Principal Amount of each Note as provided by the terms of the Notes. Pursuant to the Waiver and in accordance with the terms of the Notes, Lind may demand that all or a portion of the Outstanding Principal Amount of either Note be converted into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at the lower of (i) the then-current Conversion Price under the applicable Note, and (ii) 90% of the average of the three lowest VWAPs during the 20 Trading Days prior to the delivery by Lind of the applicable notice of conversion; provided that such conversion does not result in beneficial ownership exceeding 4.99% of the outstanding Common Stock.

The foregoing description of the Waiver does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q with the Securities and Exchange Commission on or before August 14, 2026.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLITIONRX LIMITED

Date: May 22, 2026	By:	/s/ Cameron Reynolds
Cameron Reynolds
Chief Executive Officer & President

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